                                                                    EXHIBIT 4.5A



                                AMENDMENT NO. 2

          AMENDMENT NO., 2 dated of July 31, 1998, between SOVEREIGN SPECIALTY CHEMICALS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware; SIA ADHESIVES, INC., a corporation duly organized and validly existing under the laws of the State of Delaware; PIERCE & STEVENS CORP., a corporation duly organized and validly existing under the laws of the State of New York; TANNER CHEMICALS, INC., a corporation duly organized and validly existing under the laws of the State of New Hampshire; and OSI SEALANTS, INC., a corporation duly organized and validly existing under the laws of the State of Illinois (collectively, the "Borrowers"); each of the lenders that is a signatory hereto (individually, a "Lender" and, collectively, the "Lenders"); and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

          The Borrowers, Mercer Products Company, Inc. ("Mercer"), the Lenders, and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of August 5, 1997, as amended by Amendment No. 1 dated as of December 10, 1997 (as heretofore modified and supplemented and in effect on the date hereof, the "Credit Agreement"). Pursuant to the Waiver, Consent and Release, dated as of March 31, 1998, among the Borrower, Mercer, the Lenders and the Administrative Agent, inter alia, Mercer was released as a Borrower under the Credit Agreement and all of the other Loan Documents. The Borrowers have requested that the Lenders agree to amend the Credit Agreement as provided herein and, accordingly, the Borrowers and the Lenders hereby agree as follows;

          Section 1. Definitions. Except as otherwise defined in this Amendment No. 2, terms defined in the Credit Agreement are used herein as defined therein.

          Section 2. Amendments. Subject to Section 4 hereof, but with effect on and after the date hereof, the Credit Agreement shall be amended as follows:

          2.01. The definition of "Mortgage" is hereby amended by inserting "or Section 9.21" after "Section 7.01(i)".

          2.02. Section 9.07(f) is hereby amended by deleting "$4,000,000" and substituting "$8,000,000" therefor.

          2.03. Section 9.07(i) is hereby amended by (i) inserting after "hereunder," the following: "provided that such amounts to be paid shall be specified to the Administrative Agent simultaneously with the financial statements required to be delivered pursuant to Section 9.01(a) hereof, and provided, further that" and (ii) deleting "provided that".



                                Amendment No. 2
                                ---------------

          2.04. Section 9.08(l) is hereby amended by (i) deleting "$200,000" and substituting "$300,000" therefor and (ii) deleting "$2,670,315" and substituting "$3,500,000" therefor.

          2.05. Section 9.10(a) is hereby deleted in its entirety and the following substituted therefor:

          "(a)   Leverage Ratio.  SSC will not permit the Leverage Ratio to exceed the following respective ratios at any time during the following respective periods:

          Period                                       Ratio
          ------                                       -----
          March 31, 1998 through March 31, 1999        5.75 to 1
          April 1, 1999 through September 30, 1999     5.50 to 1
          October 1, 1999 through June 30, 2000        5.25 to 1
          July 1, 2000 through September 30, 2000      5.00 to 1
          October 1, 2000 through March 31, 2001       4.50 to 1
          April 1, 2001 through June 30, 2001          4.25 to 1
          July 1, 2001 through September 30, 2001      4.00 to 1
          October 1, 2001 and thereafter               3.50 to 1".


          2.06 Section 9.10(c) is hereby deleted in its entirety and the following substituted therefor:

          "(b) Interest Coverage Ratio. SSC will not permit the Interest Coverage Ratio to be less than the following respective ratios as at the last day of any fiscal quarter ending during the following respective periods:

          Period                                       Ratio
          ------                                       -----
          March 31, 1998 through September 30, 1999    1.75 to 1
          October 1, 1999 through March 31, 2000       2.00 to 1
          April 1, 2000 through March 31, 2001         2.25 to 1
          April 1, 2001 through March 31, 2002         2.50 to 1
          April 1, 2002 through March 31, 2003         2.75 to 1
          April 1, 2003 and thereafter                 3.00 to 1".



                                Amendment No. 2
                                ---------------

          2.07. Section 9.12 is hereby amended by deleting the list of fiscal years and the aggregate amounts of Capital Expenditures specified therein and substituting therefor the following:

          "Fiscal Year                                 Amount
          ------------                                 ------
          1997                                         $5,500,000
          1998                                         $5,500,000
          1999                                         $5,750,000
          2000                                         $5,750,000
          2001                                         $6,000,000
          2002                                         $6,250,000
          2003                                         $6,500,000".

          2.08. A new Section 8.19 shall be added to the Credit Agreement as follows:

          "8.19 Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Obligors' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Obligors' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be materially completed by June 30, 1999. The cost to the Obligors of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Obligors (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Obligors are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Obligors to conduct their businesses without Material Adverse Effect."

          Section 3. Representations and Warranties. The Borrowers jointly and severally represent and warrant to the Lenders and the Administrative Agent that (a) this Amendment No. 2 has been duly and validly authorized, executed and delivered by each such Borrower and this Amendment No. 2, and the Credit Agreement as amended hereby, constitute such Borrower's legal, valid and binding obligation, enforceable against such Borrower in accordance with its terms and
(b) immediately after giving effect to this Amendment No. 2, no Default shall have occurred and be continuing. It shall be an Event of Default for all purposes of the Credit Agreement, as amended hereby, if any representation, warranty or certification made by the Borrowers in this Amendment No. 2, or in any certificate or other writing furnished to any Lender or the Administrative Agent pursuant to this Amendment No. 2, shall prove to have been false or misleading as of the time made or furnished in any material respect.


                                Amendment No. 2
                                ---------------

          Section 4. Effectiveness. This Amendment No. 2 shall become effective as of the date first above written subject to (i) the payment by SSC to the Lenders by wire transfer of immediately available funds an amount equal to 0.10% of the respective Commitments of the Lenders and (ii) the execution hereof by the Borrowers, the Administrative Agent and the Lenders constituting the Majority Lenders under the Credit Agreement.

          Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by and construed in accordance with the law of the State of New York.


                           [Signature Page Follows.]












                                Amendment No. 2
                                ---------------

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of the day and year first above written.

                                   SOVEREIGN SPECIALTY CHEMICALS, INC.

                                   By: /s/ LOWELL D. JOHNSON
                                      ----------------------
                                      Name:  Lowell D. Johnson
                                      Title: VP, CFO, Sec. Treas.


                                   SIA ADHESIVES, INC.

                                   By: /s/ LOWELL D. JOHNSON
                                      ----------------------
                                      Name:  Lowell D. Johnson
                                      Title: VP, CFO, Sec. Treas.

                                   PIERCE & STEVENS CORP.

                                   By: /s/ LOWELL D. JOHNSON
                                      ----------------------
                                      Name:  Lowell D. Johnson
                                      Title: VP, CFO, Sec. Treas.


                                   TANNER CHEMICALS, INC.

                                   By: /s/ LOWELL D. JOHNSON
                                      ----------------------
                                      Name:  Lowell D. Johnson
                                      Title: VP, CFO, Sec. Treas.


                                   OSI SEALANTS, INC.

                                   By: /s/ LOWELL D. JOHNSON
                                      ----------------------
                                      Name:  Lowell D. Johnson
                                      Title: VP, CFO, Sec. Treas.



                                Amendment No. 2
                                ---------------

                                   THE CHASE MANHATTAN BANK

                                   By: /s/ MARY ELISABETH SWERZ
                                      -------------------------
                                      Name:  Mary Elisabeth Swerz
                                      Title: Vice President

                                   HARRIS TRUST AND SAVINGS BANK

                                   By:
                                      ----------------------
                                      Name:
                                      Title:


                                   LASALLE NATIONAL BANK

                                   By:
                                      ----------------------
                                      Name:
                                      Title:


                                   BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION

                                   By:
                                      ----------------------
                                      Name:
                                      Title:


                                   BHF-BANK AKTIENGESELLSCHAFT

                                   By:
                                      ----------------------
                                      Name:
                                      Title:





                                Amendment No. 2
                                ---------------

                                   THE CHASE MANHATTAN BANK

                                   By:
                                      ----------------------
                                      Name:
                                      Title:


                                   HARRIS TRUST AND SAVINGS BANK

                                   By: /s/ DANIEL K. SABOL
                                      ----------------------
                                      Name: Daniel K. Sabol
                                      Title: V.P.



                                   LASALLE NATIONAL BANK

                                   By:
                                      ----------------------
                                      Name:
                                      Title:


                                   BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION

                                   By:
                                      ----------------------
                                      Name:
                                      Title:


                                   BHF-BANK AKTIENGESELLSCHAFT

                                   By:
                                      ----------------------
                                      Name:
                                      Title:



                                Amendment  No. 2
                                ---------------

                                   THE CHASE MANHATTAN BANK

                                   By:
                                      -------------------------
                                      Name:
                                      Title:

                                   HARRIS TRUST AND SAVINGS BANK

                                   By:
                                      ----------------------
                                      Name:
                                      Title:


                                   LASALLE NATIONAL BANK

                                   By: /s/ YOUNG J. PARK
                                      ----------------------
                                      Name:  Young J. Park
                                      Title: V.P.


                                   BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION

                                   By:
                                      ----------------------
                                      Name:
                                      Title:


                                   BHF-BANK AKTIENGESELLSCHAFT

                                   By:
                                      ----------------------
                                      Name:
                                      Title:





                                Amendment No. 2
                                ---------------

                                   THE CHASE MANHATTAN BANK

                                   By:
                                      -------------------------
                                      Name:
                                      Title:

                                   HARRIS TRUST AND SAVINGS BANK

                                   By:
                                      ----------------------
                                      Name:
                                      Title:


                                   LASALLE NATIONAL BANK

                                   By:
                                      ----------------------
                                      Name:
                                      Title:


                                   BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION

                                   By: /s/ ALEANA L. HILES
                                      ----------------------
                                      Name:  Aleana L. Hiles
                                      Title: Senior Vice President


                                   BHF-BANK AKTIENGESELLSCHAFT

                                   By:
                                      ----------------------
                                      Name:
                                      Title:





                                Amendment No. 2
                                ---------------

                 THE CHASE MANHATTAN BANK

                 By:
                    -------------------------
                    Name:
                    Title:

                 HARRIS TRUST AND SAVINGS BANK

                 By:
                    ----------------------
                    Name:
                    Title:


                 LASALLE NATIONAL BANK

                 By:
                    ----------------------
                    Name:
                    Title:


                 BANK OF AMERICA NATIONAL TRUST
                  AND SAVINGS ASSOCIATION

                 By:
                    ----------------------
                    Name:
                    Title:


                 BHF-BANK AKTIENGESELLSCHAFT

                 By: /s/ THOMAS JCIFO                By: /s/  NANCY HO
                    ----------------------              ----------------------
                    Name: Thomas Jcifo                  Name:  Nancy Ho
                    Title: AVP.                         Title: AVP.





                                Amendment No. 2
                                ---------------

                          CREDIT AGRICOLE INDOSUEZ

                          By: /s/ KATHERINE L. ABBOTT     /s/ DEAN PAUSE
                             -------------------------    --------------
                             Name: Katherine L. Abbott    Dean Pause
                             Title: First Vice President  Senior Vice President

                          BANKBOSTON, N.A.

                          By:
                             ----------------------
                             Name:
                             Title:


                          NATIONAL CITY BANK

                          By:
                             ----------------------
                             Name:
                             Title:


                          VAN KAMPEN AMERICAN CAPITAL
                           PRIME RATE INCOME TRUST

                          By:
                             ----------------------
                             Name:
                             Title:







                            Amendment No. 2
                            ---------------

                                   CREDIT AGRICOLE INDOSUEZ

                                   By:
                                   -------------------------
                                   Name:
                                   Title:

                                   BANKBOSTON, N.A.

                                   By:
                                      ----------------------
                                      Name:
                                      Title:


                                   NATIONAL CITY BANK

                                   By: /s/ FRANK F. PAGURA
                                      ----------------------
                                      Name: Frank F. Pagura
                                      Title: Vice President


                                   VAN KAMPEN AMERICAN CAPITAL
                                    PRIME RATE INCOME TRUST

                                   By:
                                      ----------------------
                                      Name:
                                      Title:







                            Amendment No. 2
                            ---------------

                                   CREDIT AGRICOLE INDOSUEZ

                                   By:
                                   -------------------------
                                   Name:
                                   Title:

                                   BANKBOSTON, N.A.

                                   By:
                                      ----------------------
                                      Name:
                                      Title:


                                   NATIONAL CITY BANK

                                   By:
                                      ----------------------
                                      Name:
                                      Title:


                                   VAN KAMPEN AMERICAN CAPITAL
                                    PRIME RATE INCOME TRUST

                                   By: /s/ JEFFREY W. MAILLET
                                      ---------------------------------------
                                      Name: Jeffrey W. Maillet
                                      Title: Senior Vice President & Director







                            Amendment No. 2
                            ---------------

                                   THE CHASE MANHATTAN BANK,
                                    as Administrative Agent

                                   By: /s/ MARY ELISABETH SWERZ
                                   ----------------------------
                                   Name: Mary Elisabeth Swerz
                                   Title: Vice President






















                            Amendment No. 2
                            ---------------